UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 10, 2015

HomeStreet, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 10, 2015, the California Department of Business Oversight (the “CDBO”) convened a fairness hearing to review the proposed merger between HomeStreet, Inc. (“HomeStreet”) and Simplicity Bancorp, Inc. (“Simplicity”). The CDBO made a determination following that fairness hearing that the transaction as proposed is fair, just and equitable to the stockholders of Simplicity and issued a permit to register the shares to be issued in the transaction under the California Corporate Securities Law of 1968, which will allow for the shares to be used as merger consideration to be issued as an exempt security under Section 3(a)(10) of the Securities Act of 1933, as amended, such that HomeStreet will not need to register such shares with the Securities and Exchange Commission. The proposed merger remains subject to the approval of the stockholders of Simplicity at a special meeting called for February 11, 2015 and the satisfaction of certain other customary closing conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2015.

HomeStreet, Inc.
By: /s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary